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                                                                       EXHIBIT 5
                                November 5, 1996
UST Corp.
40 Court Street
Boston, Massachusetts 02108

     Re: UST CORP. REGISTRATION STATEMENT ON FORM S-4
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         RELATING TO 10,611,549 SHARES OF COMMON STOCK
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Ladies and Gentlemen:

     This opinion is rendered to you in connection with the filing by UST Corp., a Massachusetts corporation, (the "Corporation") of its Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission, relating to the registration under the Securities Act of 1933 of 10,611,549 shares of the Corporation's Common Stock, par value $0.625 per share (the "Common Stock") to be issued in connection with an Affiliation Agreement and Plan of Reorganization between the Corporation and Walden Bancorp, Inc. ("Walden") and the related Agreement and Plan of Merger (collectively, the "Merger Agreement") among the Corporation, Mosaic Corp., a wholly-owned subsidiary of the Corporation ("Mosaic") and Walden. Pursuant to the terms of the Merger Agreement, Mosaic will be merged with and into Walden and Walden will become a wholly-owned subsidiary of the Corporation. The Common Stock will be issued by the Corporation to persons who were stockholders of Walden immediately prior to the merger of Mosaic into Walden.

     In rendering this opinion as General Counsel of the Corporation, I and attorneys in my office acting under my direction have participated with the Corporation and its officers in the preparation, review and filing of the Registration Statement and the related joint proxy statement and prospectus (the "Joint Proxy Statement - Prospectus"), have examined other corporate documents and records, have made such examination of law, and have discussed with the officers and directors of the Corporation and its subsidiaries such questions of fact as we have deemed necessary or appropriate. We have also relied upon certificates and statements of such officers and directors as to factual matters and have assumed the genuineness of all signatures not known to us as well as the authenticity of all documents submitted to us as copies.

     Subject to the foregoing and to the proposed additional proceedings being taken as now contemplated prior to the issuance of the Common Stock, it is my opinion that the Common Stock has been duly authorized and, upon the issuance thereof in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable, subject to the provisions of Section 45 of Chapter 156B of the Massachusetts General Laws.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Registration Statement and the related Joint Proxy Statement - Prospectus.


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                                                 Very truly yours,
                                                 /s/ Eric R. Fischer
                                                 Eric R. Fischer,
                                                 Executive Secretary,
                                                 General Counsel and Clerk